Supplemental Financial Information Third Quarter 2024 investors.ironmountain.com

Table of Contents Section I - Q3 Earnings Press Release Q3 2024 Earnings Press Release 3 Section II - Financial Highlights and Organic Growth Financial and Operating Highlights 6 Organic Revenue Growth 7 Section III - Operational Metrics Global Storage Volume 8 Quarterly Operating Performance 9 Year to Date Operating Performance 10 Section IV - Balance Sheets, Statements of Operations and Reconciliations Condensed Consolidated Balance Sheets 11 Quarterly Condensed Consolidated Statements of Operations 12 Year to Date Condensed Consolidated Statements of Operations 13 Quarterly Reconciliation of Net (Loss) Income to Adjusted EBITDA 14 Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA 14 Quarterly and Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 15 Quarterly Reconciliation of Net (Loss) Income to FFO and AFFO 16 Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO 17 Section V - Storage and Service Reconciliation Quarterly Storage Rental and Service Business Detail 18 Year to Date Storage and Service Business Detail 19 Section VI - Real Estate Metrics Global Real Estate Portfolio and Lease Obligations 20 Facility Lease Expirations 20 Section VII - Data Center Customer and Portfolio Metrics Data Center Customer Lease Expiration and Leasing Activity Summary 21 Data Center Operating Portfolio and Total Potential Capacity 22 Data Center Expansion and Development Activity 23 Section VIII - Capitalization and Debt Maturity Profile Capitalization 24 Total Borrowings Maturity Schedule 24 Debt Maturity Profile 24 Section IX - Capital Expenditures Quarterly and Year to Date Capital Expenditures and Investments 25 Section X - Appendix and Definitions Appendix and Definitions 26 All figures except per share, megawatts (MW), kilowatts (kW), and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding All figures for the quarter ended September 30, 2024 unless noted Unaudited investors.ironmountain.com Q3 2024 Supplemental Financial Information 2

IRON MOUNTAIN
Section I - Q3 Earnings Press Release

Iron Mountain Reports Third Quarter Results

PORTSMOUTH, N.H. – November 6, 2024 – Iron Mountain Incorporated (NYSE: IRM), a global leader in information management services, announces financial results for the third quarter of 2024. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

Financial Performance Highlights for the Third Quarter of 2024

($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Year to Date		Y/Y % Change	
	9/30/24	9/30/23	Reported $	Constant Fx	9/30/24	9/30/23	Reported $	Constant Fx
Storage Rental Revenue	$936	$859	9%	9%	$2,740	$2,500	10%	10%
Service Revenue	$622	$530	17%	18%	$1,828	$1,561	17%	17%
Total Revenue	**$1,557**	**$1,389**	**12%**	**13%**	**$4,569**	**$4,061**	**13%**	**13%**
Net Income	$(34)	$91	(137)%		$78	$158	(51)%	
Reported EPS	$(0.11)	$0.31	(136)%		$0.26	$0.53	(51)%	
Adjusted EPS	$0.44	$0.45	(2)%		$1.28	$1.28	—	
Adjusted EBITDA	$568	$500	14%	14%	$1,631	$1,436	14%	14%
Adjusted EBITDA Margin	*36.5%*	*36.0%*	*50 bps*		*35.7%*	*35.4%*	*30 bps*	
AFFO	$332	$301	10%		$977	$884	11%	
AFFO per share	$1.13	$1.02	11%		$3.30	$3.01	10%	

"We are pleased to report a very strong third quarter and continued strong momentum in the second half of 2024, resulting in all-time record Revenue, Adjusted EBITDA, and AFFO," said William L. Meaney, President and CEO of Iron Mountain. "Our team is making outstanding progress toward our accelerated growth objectives and our Project Matterhorn operating model continues to drive our business to greater heights by providing new and enhanced solutions for our customers."

- Total reported revenues for the third quarter were $1.6 billion, compared with $1.4 billion in the third quarter of 2023, an increase of 12.2%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 12.5% compared to the prior year, driven by a 9.3% increase in storage rental revenue and a 17.6% increase in service revenue. Year to date, total reported revenues increased 12.5%, or 12.8% excluding the impact of Fx.
- Net Income for the third quarter was $(33.7) million, compared with $91.4 million in the third quarter of 2023. Unfavorable changes in foreign currency exchange rates resulted in an approximate $76.0 million dollar impact to Other Expense (Income), Net, year over year. Year to date, net income was $78.0 million, compared with $158.1 million in 2023.
- Adjusted EBITDA for the third quarter was $568.1 million, compared with $500.0 million in the third quarter of 2023, an increase of 13.6%. On a constant currency basis, Adjusted EBITDA increased by 13.9% in the third quarter, compared to the third quarter of 2023, driven by increased revenue in Global RIM, ALM, and data center. On a constant currency basis, year to date Adjusted EBITDA increased 13.9%.
- FFO (Normalized) per share was $0.79 for the third quarter, compared with $0.76 in the third quarter of 2023. Year to date, FFO (Normalized) per share was $2.31, compared with $2.19 in 2023, or an increase of 5.5%.
- AFFO was $332.0 million for the third quarter, compared with $301.2 million in the third quarter of 2023, an increase of 10.2% driven by improved Adjusted EBITDA. Year to date, AFFO was $976.6 million compared with $883.5 million, or an increase of 10.5%.
- AFFO per share was $1.13 for the third quarter, compared with $1.02 in the third quarter of 2023. Year to date, AFFO per share was $3.30, compared to $3.01 in 2023, or an increase of 9.6%.

investors.ironmountain.com Q3 2024 Supplemental Financial Information 3

Dividend On November 6, 2024, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.715 per share for the fourth quarter. The fourth quarter 2024 dividend is payable on January 7, 2025, for shareholders of record on December 16, 2024. Guidance Iron Mountain affirmed full year 2024 guidance, and now expects to be on track to achieve the high end of full year 2024 guidance range; details are summarized in the table below. 2024 Guidance(1) ($ in millions, except per share data) 2024 Guidance Total Revenue $6,000 - $6,150 Adjusted EBITDA $2,175 - $2,225 AFFO $1,300 - $1,335 AFFO Per Share $4.39 - $4.51 (1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain’s transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful. About Iron Mountain Iron Mountain Incorporated (NYSE: IRM) is a global leader in information management services. Founded in 1951 and trusted by more than 240,000 customers worldwide, Iron Mountain serves to protect and elevate the power of our customers’ work. Through a range of offerings including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals. To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on X (formerly Twitter) and LinkedIn. Section I - Q3 Earnings Press Release investors.ironmountain.com Q3 2024 Supplemental Financial Information 4

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “will” or similar expressions, we are making forward- looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles), incorporate alternative technologies (including artificial intelligence) into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release. Reconciliation of Non-GAAP Measures Throughout this press release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), and (5) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. Investor Relations Contacts: Gillian Tiltman Erika Crabtree SVP, Head of Investor Relations Manager, Investor Relations Gillian.Tiltman@ironmountain.com Erika.Crabtree@ironmountain.com (617) 286-4881 (617) 535-2845 Section I - Q3 Earnings Press Release investors.ironmountain.com Q3 2024 Supplemental Financial Information 5

IRON MOUNTAIN
Section II - Financial Highlights and Organic Growth

Financial Highlights

	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
Storage Rental Revenue	$935,701	$919,746	$884,842	$871,144	$858,656
Service Revenue	$621,657	$614,663	$592,021	$548,685	$529,519
Total Revenues	**$1,557,358**	**$1,534,409**	**$1,476,863**	**$1,419,829**	**$1,388,175**
Adjusted EBITDA	$568,113	$544,361	$518,855	$525,249	$499,962
Adjusted EBITDA Margin	36.5 %	35.5 %	35.1 %	37.0 %	36.0 %
Net (Loss) Income Attributable to Iron Mountain Incorporated	$(33,620)	$35,783	$74,061	$28,482	$91,043
Reported EPS - Fully Diluted	$(0.11)	$0.12	$0.25	$0.10	$0.31
Adjusted EPS	$0.44	$0.42	$0.43	$0.52	$0.45
FFO (Normalized)	$233,269	$231,021	$219,777	$246,005	$223,080
FFO (Normalized) per Share	$0.79	$0.78	$0.74	$0.83	$0.76
AFFO	$332,000	$320,901	$323,653	$327,634	$301,201
AFFO per Share	$1.13	$1.08	$1.10	$1.11	$1.02
TTM AFFO Payout Ratio	60.3 %	60.3 %	61.0 %	61.6 %	62.2 %
Dividend per Share	$0.72	$0.65	$0.65	$0.65	$0.65
Weighted Average Common Shares Outstanding - Diluted	293,603	295,838	295,221	295,014	294,269
Net Lease-Adjusted Leverage Ratio	5.0x	5.0x	5.1x	5.1x	5.1x

Operating Highlights

	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
Organic Storage Rental Revenue Growth	9.3 %	10.1 %	7.5 %	10.4 %	9.7 %
Organic Service Revenue Growth	10.0 %	9.4 %	9.6 %	6.2 %	(0.6)%
Total Volume - Storage	732,997	732,607	732,031	731,541	731,263
Storage Facility Capacity Utilization	79.4 %	79.2 %	79.2 %	79.6 %	79.4 %
Records Management Retention Rate	92.7 %	92.8 %	92.9 %	92.9 %	93.0 %
Storage Revenue / Sq. Ft.	$9.92	$9.74	$9.38	$9.15	$9.00
Storage NOI / Sq. Ft.	$7.95	$7.75	$7.46	$7.37	$7.23
Data Center:					
Leasable Megawatts	364.7	265.7	261.4	255.4	225.2
Leased % - Stabilized	98.7 %	96.0 %	95.7 %	95.4 %	94.6 %
Leased % - Total	96.8 %	93.5 %	94.0 %	93.3 %	91.8 %
Kilowatts Leased - New/Expansion	9,205	66,493	30,449	4,535	65,355
Churn	0.5 %	1.2 %	0.9 %	1.7 %	1.0 %
Number of Facilities	28	26	26	26	24
Number of Markets	21	21	21	21	21

investors.ironmountain.com Q3 2024 Supplemental Financial Information 6

Organic Revenue Growth (1) Q3 2024 Q2 2024 YTD 2024 Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Storage Rental 9.0% 9.3% 9.3% 10.7% 11.5% 10.1% 9.6% 9.9% 9.0% Service 17.4% 17.6% 10.0% 16.6% 17.3% 9.4% 17.1% 17.4% 9.7% Total Revenues 12.2% 12.5% 9.5% 13.0% 13.8% 9.8% 12.5% 12.8% 9.2% Total Organic Revenue Growth 11.3% 7.5% 5.7% 5.5% 8.7% 8.3% 9.8% 9.5% Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Organic Storage Rental Revenue Growth 11.0% 11.1% 10.8% 9.7% 10.4% 7.5% 10.1% 9.3% Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 6.0% 8.0% 10.0% 12.0% Organic Service Revenue Growth 11.8% 2.0% (1.4)% (0.6)% 6.2% 9.6% 9.4% 10.0% Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 (4.0)% 0.0% 4.0% 8.0% 12.0% (1) Constant Currency and excluding impact from business acquisitions and divestitures. Section II - Financial Highlights and Organic Growth investors.ironmountain.com Q3 2024 Supplemental Financial Information 7

Global Storage Volume Global RIM Corporate and Other Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 500,000 550,000 600,000 650,000 700,000 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Global RIM 725,665 727,496 724,480 724,926 725,510 (1) 725,907 726,048 726,316 726,712 726,952 Corporate and Other 4,336 4,715 4,804 5,210 5,256 5,356 5,493 5,715 5,895 6,045 Total Volume - Storage 730,002 732,211 729,284 730,136 730,767 731,263 731,541 732,031 732,607 732,997 Business acquisitions during the quarter (2) — 143 — — — — — — — — (1) On June 29, 2023, we acquired 100% interest in Clutter Intermediate, Inc. and control of all assets of the related Clutter joint venture, of which we had a preexisting relationship. The volume associated with this business both prior and subsequent to our acquisition is substantially consistent. (2) Volume acquired through acquisition in the quarter; this is included in Total Storage Volume. Section III - Operational Metrics investors.ironmountain.com Q3 2024 Supplemental Financial Information 8

IRON MOUNTAIN
Section III - Operational Metrics

Quarterly Operating Performance

	Q3 2024	Q2 2024	Q3 2023	Y/Y % Change Reported	Y/Y % Change Constant Currency	Y/Y % Change Organic Growth (1)
Global RIM Business						
Storage Rental	$767,780	$756,358	$719,560	6.7%	7.2%	7.2%
Service	492,578	494,219	463,092	6.4%	6.6%	6.6%
Total Revenues	$1,260,358	$1,250,577	$1,182,652	6.6%	7.0%	7.0%
Adjusted EBITDA	**$568,994**	**$548,742**	**$516,548**			
Adjusted EBITDA Margin	*45.1 %*	*43.9 %*	*43.7 %*			
Global Data Center Business						
Storage Rental	$150,796	$147,397	$123,655	21.9%	21.4%	21.4%
Service	2,410	5,305	3,880	(37.9)%	(37.6)%	(37.6)%
Total Revenues	$153,206	$152,702	$127,535	20.1%	19.6%	19.6%
Adjusted EBITDA	**$66,796**	**$66,017**	**$53,216**			
Adjusted EBITDA Margin	*43.6 %*	*43.2 %*	*41.7 %*			
Corporate and Other						
Storage Rental	$17,125	$15,991	$15,441	10.9%	10.5%	8.8%
Service	126,669	115,139	62,547	102.5%	102.0%	37.9%
Total Revenues	$143,794	$131,130	$77,988	84.4%	83.9%	32.1%
Adjusted EBITDA	**$(67,677)**	**$(70,398)**	**$(69,802)**			
Total Consolidated						
Storage Rental	$935,701	$919,746	$858,656	9.0%	9.3%	9.3%
Service	621,657	614,663	529,519	17.4%	17.6%	10.0%
Total Revenues	$1,557,358	$1,534,409	$1,388,175	12.2%	12.5%	9.5%
Adjusted EBITDA	**$568,113**	**$544,361**	**$499,962**			
Adjusted EBITDA Margin	*36.5 %*	*35.5 %*	*36.0 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q3 2024 Supplemental Financial Information 9

IRON MOUNTAIN
Section III - Operational Metrics

Year to Date Operating Performance

	YTD 2024	YTD 2023	Y/Y % Change Reported	Y/Y % Change Constant Currency	Y/Y % Change Organic Growth (1)
Global RIM Business					
Storage Rental	$2,253,122	$2,111,240	6.7%	7.1%	6.6%
Service	1,467,970	1,357,805	8.1%	8.4%	7.9%
Total Revenues	$3,721,092	$3,469,045	7.3%	7.6%	7.2%
Adjusted EBITDA	**$1,644,004**	**$1,493,394**			
Adjusted EBITDA Margin	*44.2 %*	*43.0 %*			
Global Data Center Business					
Storage Rental	$438,221	$342,080	28.1%	27.7%	23.8%
Service	11,624	15,793	(26.4)%	(26.5)%	(26.5)%
Total Revenues	$449,845	$357,873	25.7%	25.4%	21.6%
Adjusted EBITDA	**$194,381**	**$157,660**			
Adjusted EBITDA Margin	*43.2 %*	*44.1 %*			
Corporate and Other					
Storage Rental	$48,946	$46,181	6.0%	5.5%	3.3%
Service	348,747	187,361	86.1%	85.7%	25.3%
Total Revenues	$397,693	$233,542	70.3%	69.8%	20.9%
Adjusted EBITDA	**$(207,056)**	**$(214,626)**			
Total Consolidated					
Storage Rental	$2,740,289	$2,499,501	9.6%	9.9%	9.0%
Service	1,828,341	1,560,959	17.1%	17.4%	9.7%
Total Revenues	$4,568,630	$4,060,460	12.5%	12.8%	9.2%
Adjusted EBITDA	**$1,631,329**	**$1,436,428**			
Adjusted EBITDA Margin	*35.7 %*	*35.4 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q3 2024 Supplemental Financial Information 10

Condensed Consolidated Balance Sheets 9/30/2024 12/31/2023 ASSETS Current Assets: Cash and Cash Equivalents $168,515 $222,789 Accounts Receivable, Net 1,243,464 1,259,826 Prepaid Expenses and Other 306,867 252,930 Total Current Assets $1,718,846 $1,735,545 Property, Plant and Equipment: Property, Plant and Equipment $11,549,081 $10,373,989 Less: Accumulated Depreciation (4,354,477) (4,059,120) Property, Plant and Equipment, Net $7,194,604 $6,314,869 Other Assets, Net: Goodwill $5,198,460 $5,017,912 Customer and Supplier Relationships and Other Intangible Assets 1,276,963 1,279,800 Operating Lease Right-of-Use Assets 2,591,238 2,696,024 Other 489,518 429,652 Total Other Assets, Net $9,556,179 $9,423,388 Total Assets $18,469,629 $17,473,802 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $136,547 $120,670 Accounts Payable 586,793 539,594 Accrued Expenses and Other Current Liabilities 1,288,176 1,250,259 Deferred Revenue 294,545 325,665 Total Current Liabilities $2,306,061 $2,236,188 Long-term Debt, Net of Current Portion 13,245,462 11,812,500 Long-term Operating Lease Liabilities, Net of Current Portion 2,438,905 2,562,394 Other Long-term Liabilities 277,588 237,590 Deferred Income Taxes 233,484 235,410 Redeemable Noncontrolling Interests 70,537 177,947 Total Long-term Liabilities $16,265,976 $15,025,841 Total Liabilities $18,572,037 $17,262,029 (Deficit) Equity Total (Deficit) Equity ($102,408) $211,773 Total Liabilities and (Deficit) Equity $18,469,629 $17,473,802 Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q3 2024 Supplemental Financial Information 11

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Condensed Consolidated Statements of Operations

	Q3 2024	Q2 2024	Q/Q % Change	Q3 2023	Y/Y % Change
Revenues:					
Storage Rental	$935,701	$919,746	1.7 %	$858,656	9.0 %
Service	621,657	614,663	1.1 %	529,519	17.4 %
Total Revenues	**$1,557,358**	**$1,534,409**	**1.5 %**	**$1,388,175**	**12.2 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$678,390	$675,971	0.4 %	$592,201	14.6 %
Selling, General and Administrative	341,929	344,838	(0.8)%	315,030	8.5 %
Depreciation and Amortization	232,240	224,501	3.4 %	198,757	16.8 %
Acquisition and Integration Costs	11,262	9,502	18.5 %	9,909	13.7 %
Restructuring and Other Transformation	37,282	46,513	(19.8)%	38,861	(4.1)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net	5,091	2,790	82.5 %	(4,416)	n/a
Total Operating Expenses	**$1,306,194**	**$1,304,115**	**0.2 %**	**$1,150,342**	**13.5 %**
Operating Income (Loss)	**$251,164**	**$230,294**	**9.1 %**	**$237,833**	**5.6 %**
Interest Expense, Net	186,067	176,521	5.4 %	152,801	21.8 %
Other Expense (Income), Net	86,362	5,833	n/a	(16,271)	n/a
Net (Loss) Income Before Provision (Benefit) for Income Taxes	**$(21,265)**	**$47,940**	**(144.4)%**	**$101,303**	**(121.0)%**
Provision (Benefit) for Income Taxes	12,400	13,319	(6.9)%	9,912	25.1 %
Net (Loss) Income	**$(33,665)**	**$34,621**	**(197.2)%**	**$91,391**	**(136.8)%**
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(45)	(1,162)	(96.1)%	348	(112.9)%
Net (Loss) Income Attributable to Iron Mountain Incorporated	**$(33,620)**	**$35,783**	**(194.0)%**	**$91,043**	**(136.9)%**
Net (Loss) Income Per Share Attributable to Iron Mountain Incorporated:					
Basic	$(0.11)	$0.12	(191.7)%	$0.31	(135.5)%
Diluted	$(0.11)	$0.12	(191.7)%	$0.31	(135.5)%
Weighted Average Common Shares Outstanding - Basic	293,603	293,340	0.1 %	292,148	0.5 %
Weighted Average Common Shares Outstanding - Diluted	293,603	295,838	(0.8)%	294,269	(0.2)%

investors.ironmountain.com Q3 2024 Supplemental Financial Information 12

Year to Date Condensed Consolidated Statements of Operations YTD 2024 YTD 2023 % Change Revenues: Storage Rental $2,740,289 $2,499,501 9.6 % Service 1,828,341 1,560,959 17.1 % Total Revenues $4,568,630 $4,060,460 12.5 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $2,007,616 $1,756,471 14.3 % Selling, General and Administrative 1,006,232 921,355 9.2 % Depreciation and Amortization 666,296 576,218 15.6 % Acquisition and Integration Costs 28,573 13,015 119.5 % Restructuring and Other Transformation 124,562 121,362 2.6 % Loss (Gain) on Disposal/Write-Down of PP&E, Net 8,270 (18,982) (143.6) % Total Operating Expenses $3,841,549 $3,369,439 14.0 % Operating Income (Loss) $727,081 $691,021 5.2 % Interest Expense, Net 527,107 434,148 21.4 % Other Expense (Income), Net 79,665 67,879 17.4 % Net Income (Loss) Before Provision (Benefit) for Income Taxes $120,309 $188,994 (36.3) % Provision (Benefit) for Income Taxes 42,328 30,925 36.9 % Net Income (Loss) $77,981 $158,069 (50.7) % Less: Net Income (Loss) Attributable to Noncontrolling Interests 1,757 2,317 (24.2) % Net Income (Loss) Attributable to Iron Mountain Incorporated $76,224 $155,752 (51.1) % Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $0.26 $0.53 (50.9) % Diluted $0.26 $0.53 (50.9) % Weighted Average Common Shares Outstanding - Basic 293,229 291,805 0.5 % Weighted Average Common Shares Outstanding - Diluted 295,912 293,615 0.8 % Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q3 2024 Supplemental Financial Information 13

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net (Loss) Income to Adjusted EBITDA

	Q3 2024	Q2 2024	Q/Q % Change	Q3 2023	Y/Y % Change
Net (Loss) Income	**$(33,665)**	**$34,621**	**(197.2)%**	**$91,391**	**(136.8)%**
Add / (Deduct):					
Interest Expense, Net	186,067	176,521	5.4 %	152,801	21.8 %
Provision (Benefit) for Income Taxes	12,400	13,319	(6.9)%	9,912	25.1 %
Depreciation and Amortization	232,240	224,501	3.4 %	198,757	16.8 %
Acquisition and Integration Costs	11,262	9,502	18.5 %	9,909	13.7 %
Restructuring and Other Transformation	37,282	46,513	(19.8)%	38,861	(4.1)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	5,091	2,790	82.5 %	(4,416)	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	85,532	4,532	n/a	(17,626)	n/a
Stock-Based Compensation Expense	29,563	29,889	(1.1)%	18,313	61.4 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	2,341	2,173	7.7 %	2,060	13.6 %
Adjusted EBITDA	**$568,113**	**$544,361**	**4.4 %**	**$499,962**	**13.6 %**

Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA

	YTD 2024	YTD 2023	% Change
Net Income (Loss)	**$77,981**	**$158,069**	**(50.7)%**
Add / (Deduct):			
Interest Expense, Net	527,107	434,148	21.4 %
Provision (Benefit) for Income Taxes	42,328	30,925	36.9 %
Depreciation and Amortization	666,296	576,218	15.6 %
Acquisition and Integration Costs	28,573	13,015	119.5 %
Restructuring and Other Transformation	124,562	121,362	2.6 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	8,270	(18,982)	(143.6)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	76,954	58,559	31.4 %
Stock-Based Compensation Expense	73,491	53,195	38.2 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	5,767	9,919	(41.9)%
Adjusted EBITDA	**$1,631,329**	**$1,436,428**	**13.6 %**

investors.ironmountain.com Q3 2024 Supplemental Financial Information 14

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q3 2024	Q2 2024	Q/Q % Change	Q3 2023	Y/Y % Change
Reported EPS - Fully Diluted from Net (Loss) Income Attributable to Iron Mountain Incorporated	**$(0.11)**	**$0.12**	**(191.7)%**	**$0.31**	**(135.5)%**
Add / (Deduct):					
Acquisition and Integration Costs	0.04	0.03	33.3 %	0.03	33.3 %
Restructuring and Other Transformation	0.13	0.16	(18.8)%	0.13	—
Loss (Gain) on Disposal/Write-Down of PP&E, Net	0.02	0.01	100.0 %	(0.02)	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.29	0.02	n/a	(0.06)	n/a
Stock-Based Compensation Expense	0.10	0.10	—	0.06	66.7 %
Non-Cash Amortization Related to Derivative Instruments	0.01	0.01	—	0.02	(50.0)%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.04)	(0.03)	33.3 %	(0.03)	33.3 %
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.44**	**$0.42**	**4.8 %**	**$0.45**	**(2.2)%**

Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	YTD 2024	YTD 2023	% Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.26**	**$0.53**	**(50.9)%**
Add / (Deduct):			
Acquisition and Integration Costs	0.10	0.04	150.0 %
Restructuring and Other Transformation	0.42	0.41	2.4 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net	0.03	(0.06)	(150.0)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.26	0.20	30.0 %
Stock-Based Compensation Expense	0.25	0.18	38.9 %
Non-Cash Amortization Related to Derivative Instruments	0.04	0.06	(33.3)%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.08)	(0.09)	(11.1)%
Income (Loss) Attributable to Noncontrolling Interests	0.01	0.01	—
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$1.28**	**$1.28**	**—**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months and nine months ended September 30, 2024 and 2023 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the three months and nine months ended September 30, 2024 and 2023 was 15.1% and 13.3%, respectively, and 14.5% for the three months ended June 2024. The Tax Impact of Reconciling Items and Discrete Tax Items was calculated using the current quarter's estimate of the annual structural tax rate.

investors.ironmountain.com Q3 2024 Supplemental Financial Information 15

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net (Loss) Income to FFO and AFFO

	Q3 2024	Q2 2024	Q/Q % Change	Q3 2023	Y/Y % Change
Net (Loss) Income	**$(33,665)**	**$34,621**	**(197.2)%**	**$91,391**	**(136.8)%**
Add / (Deduct):					
Real Estate Depreciation (1)	93,864	97,771	(4.0)%	80,430	16.7 %
Loss (Gain) on Sale of Real Estate, Net of Tax	531	579	(8.3)%	750	(29.2)%
Data Center Lease-Based Intangible Assets Amortization (2)	5,604	5,571	0.6 %	7,482	(25.1)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	1,422	1,112	27.9 %	679	109.4 %
FFO (Nareit)	**$67,756**	**$139,654**	**(51.5)%**	**$180,732**	**(62.5)%**
Add / (Deduct):					
Acquisition and Integration Costs	11,262	9,502	18.5 %	9,909	13.7 %
Restructuring and Other Transformation	37,282	46,513	(19.8)%	38,861	(4.1)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	4,554	2,211	106.0 %	(5,116)	(189.0)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	85,532	4,532	n/a	(17,626)	n/a
Stock-Based Compensation Expense	29,563	29,889	(1.1)%	18,313	61.4 %
Non-Cash Amortization Related to Derivative Instruments	4,176	4,177	—	5,270	(20.8)%
Real Estate Financing Lease Depreciation	3,692	3,236	14.1 %	3,001	23.0 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(10,465)	(8,643)	21.1 %	(10,220)	2.4 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(83)	(50)	(66.0)%	(44)	88.6 %
FFO (Normalized)	**$233,269**	**$231,021**	**1.0 %**	**$223,080**	**4.6 %**
Add / (Deduct):					
Non-Real Estate Depreciation	66,787	57,923	15.3 %	49,500	34.9 %
Amortization Expense (4)	62,293	60,001	3.8 %	58,344	6.8 %
Amortization of Deferred Financing Costs	6,666	6,143	8.5 %	5,485	21.5 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,321	1,475	(10.4)%	1,715	(23.0)%
Non-Cash Rent Expense (Income)	4,984	3,658	36.2 %	6,119	(18.5)%
Reconciliation to Normalized Cash Taxes	(2,166)	(2,524)	(14.2)%	(8,364)	(74.1)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	183	180	1.7 %	182	0.5 %
Less:					
Recurring Capital Expenditures	41,337	36,976	11.8 %	34,861	18.6 %
AFFO	**$332,000**	**$320,901**	**3.5 %**	**$301,201**	**10.2 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.23	$0.47	(51.1)%	$0.61	(62.3)%
FFO (Normalized)	$0.79	$0.78	1.3 %	$0.76	3.9 %
AFFO Per Share	**$1.13**	**$1.08**	**4.6 %**	**$1.02**	**10.8 %**
Weighted Average Common Shares Outstanding - Basic	293,603	293,340	0.1 %	292,148	0.5 %
Weighted Average Common Shares Outstanding - Diluted	293,603	295,838	(0.8)%	294,269	(0.2)%

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impacts our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items.
(4) Includes customer and supplier relationship value, intake costs, acquisition of customer relationship cost, capitalized commissions and other intangibles.

investors.ironmountain.com Q3 2024 Supplemental Financial Information 16

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO

	YTD 2024	YTD 2023	% Change
Net Income (Loss)	**$77,981**	**$158,069**	**(50.7)%**
Add / (Deduct):			
Real Estate Depreciation (1)	275,208	238,117	15.6 %
(Gain) Loss on Sale of Real Estate, Net of Tax	(84)	(16,849)	(99.5)%
Data Center Lease-Based Intangible Assets Amortization (2)	16,751	18,518	(9.5)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	2,975	1,373	116.7 %
FFO (Nareit)	**$372,831**	**$399,228**	**(6.6)%**
Add / (Deduct):			
Acquisition and Integration Costs	28,573	13,015	119.5 %
Restructuring and Other Transformation	124,562	121,362	2.6 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	8,583	(1,983)	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	76,954	58,559	31.4 %
Stock-Based Compensation Expense	73,491	53,195	38.2 %
Non-Cash Amortization Related to Derivative Instruments	12,529	16,921	(26.0)%
Real Estate Financing Lease Depreciation	9,914	8,997	10.2 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(24,992)	(26,825)	(6.8)%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(92)	(319)	(71.2)%
FFO (Normalized)	**$682,353**	**$642,150**	**6.3 %**
Add / (Deduct):			
Non-Real Estate Depreciation	181,783	140,213	29.6 %
Amortization Expense (4)	182,640	170,374	7.2 %
Amortization of Deferred Financing Costs	18,909	13,580	39.2 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	4,118	5,207	(20.9)%
Non-Cash Rent Expense (Income)	14,301	20,158	(29.1)%
Reconciliation to Normalized Cash Taxes	(1,045)	(17,348)	(94.0)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	545	4,688	(88.4)%
Less:			
Recurring Capital Expenditures	107,050	95,490	12.1 %
AFFO	**$976,554**	**$883,532**	**10.5 %**
Per Share Amounts (Fully Diluted Shares):			
FFO (Nareit)	$1.26	$1.36	(7.4)%
FFO (Normalized)	$2.31	$2.19	5.5 %
AFFO Per Share	**$3.30**	**$3.01**	**9.6 %**
Weighted Average Common Shares Outstanding - Basic	293,229	291,805	0.5 %
Weighted Average Common Shares Outstanding - Diluted	295,912	293,615	0.8 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.
(4) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.

investors.ironmountain.com Q3 2024 Supplemental Financial Information 17

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Quarterly Storage Rental and Service Business Detail

	Q3 2024	Q2 2024	Q/Q % Change	Q3 2023	Y/Y % Change
Storage Rental Business Detail					
Total Storage Rental Revenue	**$935,701**	**$919,746**	**1.7 %**	**$858,656**	**9.0 %**
Plus: Terminations/Permanent Withdrawal Fees	11,052	10,562	4.6 %	8,725	26.7 %
Total Revenue from Adjusted Storage Rental Activities	**$946,753**	**$930,308**	**1.8 %**	**$867,381**	**9.2 %**
Less: Storage Rental Expenses					
Storage Rent	122,396	121,657	0.6 %	119,371	2.5 %
Storage Rental Labor	9,015	10,305	(12.5)%	8,777	2.7 %
All Other Storage Costs	142,993	147,385	(3.0)%	127,187	12.4 %
Storage Rental Cost of Sales	**$274,404**	**$279,346**	**(1.8)%**	**$255,335**	**7.5 %**
Storage Rental Gross Profit	**$672,349**	**$650,962**	**3.3 %**	**$612,046**	**9.9 %**
Storage Rental Gross Margin	*71.0 %*	*70.0 %*	*100 bps*	*70.6 %*	*40 bps*
Service Business Detail					
Total Service Revenue	**$621,657**	**$614,663**	**1.1 %**	**$529,519**	**17.4 %**
Less: Terminations/Permanent Withdrawal Fees	11,052	10,562	4.6 %	8,725	26.7 %
Total Revenue from Adjusted Service Activities	**$610,605**	**$604,100**	**1.1 %**	**$520,794**	**17.2 %**
Less: Service Expenses					
Service Rent	6,979	6,863	1.7 %	7,233	(3.5)%
Service Labor	255,484	253,863	0.6 %	215,846	18.4 %
All Other Service Costs	141,523	135,898	4.1 %	113,787	24.4 %
Service Cost of Sales	**$403,986**	**$396,625**	**1.9 %**	**$336,866**	**19.9 %**
Service Gross Profit	**$206,619**	**$207,476**	**(0.4)%**	**$183,928**	**12.3 %**
Service Gross Margin	*33.8 %*	*34.3 %*	*-50 bps*	*35.3 %*	*-150 bps*

investors.ironmountain.com Q3 2024 Supplemental Financial Information 18

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Year to Date Storage Rental and Service Business Detail

	YTD 2024	YTD 2023	% Change
Storage Rental Business Detail			
Total Storage Rental Revenue	**$2,740,289**	**$2,499,501**	**9.6 %**
Plus: Terminations/Permanent Withdrawal Fees	31,278	24,220	29.1 %
Total Revenue from Adjusted Storage Rental Activities	**$2,771,567**	**$2,523,721**	**9.8 %**
Less: Storage Rental Expenses			
Storage Rent	367,442	352,985	4.1 %
Storage Rental Labor	29,580	25,011	18.3 %
All Other Storage Costs	427,206	365,691	16.8 %
Storage Rental Cost of Sales	**$824,228**	**$743,687**	**10.8 %**
Storage Rental Gross Profit	**$1,947,339**	**$1,780,034**	**9.4 %**
Storage Rental Gross Margin	*70.3 %*	*70.5 %*	*-20 bps*
Service Business Detail			
Total Service Revenue	**$1,828,341**	**$1,560,959**	**17.1 %**
Less: Terminations/Permanent Withdrawal Fees	31,278	24,220	29.1 %
Total Revenue from Adjusted Service Activities	**$1,797,063**	**$1,536,739**	**16.9 %**
Less: Service Expenses			
Service Rent	20,059	18,431	8.8 %
Service Labor	750,418	643,539	16.6 %
All Other Service Costs	412,912	350,814	17.7 %
Service Cost of Sales	**$1,183,388**	**$1,012,784**	**16.8 %**
Service Gross Profit	**$613,675**	**$523,955**	**17.1 %**
Service Gross Margin	*34.1 %*	*34.1 %*	*0 bps*

investors.ironmountain.com Q3 2024 Supplemental Financial Information 19

IRON MOUNTAIN
Section VI - Real Estate Metrics

Global Real Estate Portfolio and Lease Obligations

	Global Real Estate Portfolio (1)					
	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
Total as of 6/30/2024	231	23,773	1,109	73,724	1,340	97,497
Additions & Expansions	5	428	28	798	33	1,226
Dispositions & Move Outs	—	—	(17)	(703)	(17)	(703)
Total as of 09/30/2024 (2)	**236**	**24,201**	**1,120**	**73,819**	**1,356**	**98,020**
Total %	***17.4 %***	***24.7 %***	***82.6 %***	***75.3 %***		

Top Five Markets Owned, United States (in Sq. Ft.)	
Northern New Jersey	1,962
Chicago	1,282
Boston	1,154
Dallas	966
Houston	873

Top Five Markets Owned, International (in Sq. Ft.)	
Paris, France	807
Montreal, Canada	552
Mexico City, Mexico	452
Toronto, Canada	434
Lima, Peru	434

Facility Lease Expirations (3) (% of total square feet subject to lease)


2.2%
4.1%
5.4%
2.5%
2.9%
4.0%
4.0%
5.6%
3.1%
66.2%
2024
2025
2026
2027
2028
2029
2030
2031
2032
Thereafter

Weighted-Average Remaining Operating Lease Obligation: 11.1 Years

(1) Includes real estate held in consolidated joint ventures.
(2) Includes 14 owned data center facilities and 5 leased data center facilities with 3.0M Sq. Ft. and 0.8M Sq. Ft., respectively.
(3) Includes financing and operating lease obligations.

investors.ironmountain.com Q3 2024 Supplemental Financial Information 20

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Customer Lease Expiration

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized GAAP TCV Rent Expiring	Percentage of TCV Annualized Rent
2024	168	2.4	0.4%	8,062	1.0%
2025	946	43.3	8.1%	114,999	14.2%
2026	295	26.9	5.0%	64,489	8.0%
2027	162	17.0	3.2%	47,203	5.8%
2028	76	36.0	6.8%	64,347	7.9%
2029	60	52.2	9.8%	54,216	6.7%
2030	10	49.6	9.3%	56,465	7.0%
Thereafter	30	306.5	57.4%	399,758	49.4%
Total	**1,747**	**534.1**	**100.0%**	**$809,538**	**100.0%**
WALE:	**10.2 years**				

Data Center Leasing Activity Summary

	Q3 2024				YTD 2024			
	Transaction Count	GAAP MRR	kW	$ / kW / Month	Transaction Count	GAAP MRR	kW	$ / kW / Month
New/expansion leases signed	56	$1,748	9,205	$190	264	$17,804	106,147	$168
Commenced leases	50	1,259	10,045	125	262	3,965	28,304	140
Commenced Built to Suit leases	2	1,346	72,000	19	2	1,346	72,000	19
Renewed leases	167	1,442	5,853	246	677	5,306	18,620	285
Churn	0.5%				2.6%			
Cash Mark to Market	6.3%				6.8%			
GAAP Mark to Market	10.7%				10.5%			

AZP-3 Rendering


IRON
MOUNTAIN

investors.ironmountain.com Q3 2024 Supplemental Financial Information 21

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Operating Portfolio

	Stabilized		Pre-Stabilized		Total	
	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW
Boyers and Other						
WPA-1 and Other	14.2	83.0%	—	—	14.2	83.0%
Phoenix						
AZP-1	41.0	100.0%	—	—	41.0	100.0%
AZP-2	46.5	100.0%	—	—	46.5	100.0%
Scottsdale						
AZS-1	5.7	100.0%	—	—	5.7	100.0%
Denver						
DEN-1	11.3	74.3%	—	—	11.3	74.3%
New Jersey						
NJE-1	16.8	98.2%	4.0	62.5%	20.8	91.3%
Northern Virginia						
VA-1	12.4	100.0%	—	—	12.4	100.0%
VA-2	36.0	100.0%	—	—	36.0	100.0%
VA-3	10.0	100.0%	—	—	10.0	100.0%
VA-4 (1)	32.0	100.0%	—	—	32.0	100.0%
VA-5 (1)	40.0	100.0%	—	—	40.0	100.0%
Amsterdam						
AMS-1	13.1	94.0%	—	—	13.1	94.0%
London						
LON-1	8.7	97.1%	—	—	8.7	97.1%
LON-2	18.0	100.0%	—	—	18.0	100.0%
Frankfurt						
FRA-1 (2)	27.0	100.0%	—	—	27.0	100.0%
FRA-2	9.8	100.0%	—	—	9.8	100.0%
Singapore						
SIN-1	6.8	100.0%	—	—	6.8	100.0%
Madrid						
MAD-1	1.0	45.0%	—	—	1.0	45.0%
India						
Web Werks	1.5	100.0%	8.9	36.2%	10.4	45.4%
Total Data Center Properties	**351.8**	**98.0%**	**12.9**	**44.3%**	**364.7**	**96.1%**

(1) VA-4/5 are held by a consolidated joint venture.
(2) Our FRA-1 data center is an unconsolidated joint venture.

Total Potential Capacity - Megawatts

	Q3 2024	Q3 2023
Leasable	364.7	225.2
Under Construction	206.5	259.9
Held for Development	346.6	375.7
Total Data Center Portfolio	**917.8**	**860.8**

investors.ironmountain.com Q3 2024 Supplemental Financial Information 22

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Expansion and Development Activity

Project / Facilities	MW Under Construction	MW Pre-leased	% Pre-Leased	Investment in Q3 2024 ($M)	Cumulative Investment ($M)	Total Expected Investment ($M) (4)	Expected Completion	Expected Stabilization	MW Held for Development
Data Center Expansion									
Amsterdam									
AMS-1 Phase 4	5.0	—	—	$4.4	$44.1	$45.0	Q2 2026	Q2 2027	5.0
Madrid									
MAD-1 Phase 1	2.0	0.3	14.0%	$3.4	$22.9	$30.1	Q1 2025	Q1 2026	—
India									
Web Werks	2.5	—	—	—	—	—			6.8
All Other Facilities (2)	1.0	1.0	—	—	—	—			20.4
Total Expansion	**10.5**	**1.3**	**12.2%**	**$7.8**	**$66.9**	**$75.1**			**32.2**
New Development									
Phoenix									
AZP-3 Phase 1	18.0	18.0	100.0%	$30.8	$92.0	$310.6	Q4 2025	Q4 2025	—
AZP-3 Phase 2	10.0	10.0	100.0%	—	—	$52.7	Q2 2026	Q2 2026	—
AZP-3 Phase 3	8.0	8.0	100.0%	—	—	$41.7	Q3 2026	Q3 2026	—
Amsterdam									
AMS-2	—	—	—	—	—	—			20.0
Chicago									
CHI-2	—	—	—	—	—	—			36.0
Frankfurt									
FRA-1 Phase 2 (1)	—	—	—	—	—	—			—
FRA-1 Phase 3 (1)	—	—	—	—	—	—			—
London									
LON-2 Phase 3	9.0	9.0	100.0%	$2.1	$53.6	$62.8	Q1 2025	Q1 2026	—
LON-3 Future Phases	25.0	25.0	100.0%	$12.5	$29.2	$309.0	Q4 2026	Q4 2026	—
Madrid									
MAD-1	—	—	—	—	—	—			76.0
Northern Virginia									
VA-3 Phase 2	34.0	34.0	100.0%	$17.8	$171.8	$204.1	Q4 2024	Q2 2025	—
VA-6 Phase 1 (3)	16.0	16.0	100.0%	$41.4	$220.6	$231.5	Q4 2024	Q2 2025	—
VA-6 Phase 2 (3)	16.0	15.0	93.8%	$10.8	$37.9	$111.5	Q2 2025	Q2 2026	—
VA-7 (3)	36.0	36.0	100.0%	$73.5	$109.9	$374.0	Q4 2025	Q2 2026	—
VA Future Phases (2)	24.0	24.0	100.0%	—	—	—			20.0
India									
Web Werks	—	—	—	—	—	—			146.5
Miami									
MIA-1	—	—	—	—	—	—			16.0
Total New Development	196.0	195.0	99.5%	$188.8	$714.8	$1,697.9			314.4
Total Development	**206.5**	**196.3**	**95.1%**	**$196.6**	**$781.7**	**$1,773.0**			**346.6**

(1) FRA-1 is an unconsolidated joint venture; construction costs are funded by the joint venture with Iron Mountain managing the construction.
(2) Includes megawatts pre-leased where construction is planned, but has not commenced.
(3) VA-6 and VA-7 are held by a consolidated joint venture; construction costs are funded by the joint venture with Iron Mountain managing the construction.
(4) Excludes cost associated with megawatts pre-leased where facility construction is planned, but has not commenced

investors.ironmountain.com Q3 2024 Supplemental Financial Information 23

IRON MOUNTAIN
Section VIII - Capitalization and Debt Maturity Profile

Capitalization

Revolving Credit Facility and Term Loan A	
Capacity	$2,468,750
Outstanding	$1,223,750
Letters of Credit	$7,980
Remaining Capacity	$1,237,020
Interest Rate Spread (Prime)	0.75 %
Interest Rate Spread (SOFR+CSA)	1.85 %
Weighted Average Interest Rate	6.89 %
Maturity Date	3/18/2027
Credit Facility Fixed Charge Coverage Ratio	2.4x
Net Total Lease-Adjusted Leverage Ratio	5.0x

Total Market Capitalization as of 09/30/2024	
# of Shares Outstanding	293,425
Share Price as of 09/30/24	$118.83
Total Market Capitalization	$34,867,724
Net Debt (1)	$13,309,058
Total Enterprise Value	$48,176,782
Net Debt to Total Enterprise Value	27.6 %
Adjusted EBITDA to Interest Expense	3.1x
Total Enterprise Value to Adjusted EBITDA (2)	22.3x

Fixed vs. Floating Rate Debt


22%
78%
Fixed Rate Debt
Floating Rate Debt

Credit Rating	S&P	Moody's
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Outlook	Stable	Stable
Latest Update	12/15/2023	10/10/2024

Total Long Term Debt Weighted Average Rates	
Weighted Average Interest	5.7 %
Weighted Average Maturity	4.9 Years
USD denominated	88 %

Debt Maturity Profile ($ in Millions) (3) (4)


$17
$721
$958
$2,796
$1,357
$2,049
$1,323
$2,808
$1,350
$25
$6
2024
2025
2026
2027
2028
2029
2030
2031
2032
2034
2036
Revolving Credit Facility and Term Loan A
Construction Loans IMDC
A/R Securitization
Mortgage Notes Payable
Bi-Lateral Loans
AUD Term Loan B
USD Term Loan B (2031)
Senior Unsecured Notes

(1) Net debt is calculated as current portion of long-term debt of $136.5M plus long-term debt net of current portion of $13,245.5M plus deferred financing costs of $95.6M less cash and cash equivalents of $168.5M.
(2) Total Enterprise Value to Adjusted EBITDA is calculated on a trailing twelve-month basis.
(3) Excludes Deferred Financing Costs, Discounts, Financing Leases, Notes Payable and Other.
(4) In addition to the above, the Company has approximately $578.5M of undrawn committed asset level financing for the construction of five Data Center assets in Northern Virginia.

investors.ironmountain.com Q3 2024 Supplemental Financial Information 24

IRON MOUNTAIN
Section IX - Capital Expenditures

Quarterly Capital Expenditures

	Q3 2024	Q2 2024	Q/Q % Change	Q3 2023	Y/Y % Change
Growth:					
Data Center	$308,851	$294,758	4.8 %	$236,107	30.8 %
Real Estate	37,872	46,202	(18.0)%	31,312	21.0 %
Innovation and Other	26,651	20,971	27.1 %	19,688	35.4 %
Total Growth Capital Expenditures	**$373,374**	**$361,931**	**3.2 %**	**$287,107**	**30.0 %**
Recurring:					
Data Center	$7,876	$3,598	118.9 %	$5,534	42.3 %
Real Estate	15,842	14,546	8.9 %	15,027	5.4 %
Non-Real Estate	17,619	18,832	(6.4)%	14,300	23.2 %
Total Recurring Capital Expenditures	**$41,337**	**$36,976**	**11.8 %**	**$34,861**	**18.6 %**
Total Growth and Recurring Capital Expenditures	**$414,711**	**$398,906**	**4.0 %**	**$321,968**	**28.8 %**
Net Change in Prepaid and Accrued Capital Expenditures	(18,644)	(2,150)	n/a	39,568	(147.1)%
Total Cash Paid for Growth and Recurring Capital Expenditures	**$396,067**	**$396,756**	**(0.2)%**	**$361,536**	**9.6 %**

Full Year Capital Expenditures

	YTD 2024	YTD 2023	% Change
Growth:			
Data Center	$880,239	$653,968	34.6 %
Real Estate	130,829	136,174	(3.9)%
Innovation and Other	61,352	57,332	7.0 %
Total Growth Capital Expenditures	**$1,072,420**	**$847,474**	**26.5 %**
Recurring:			
Data Center	$13,242	$11,949	10.8 %
Real Estate	39,750	34,579	15.0 %
Non-Real Estate	54,058	48,962	10.4 %
Total Recurring Capital Expenditures	**$107,050**	**$95,490**	**12.1 %**
Total Growth and Recurring Capital Expenditures	**$1,179,470**	**$942,964**	**25.1 %**
Net Change in Prepaid and Accrued Capital Expenditures	(5,502)	19,330	(128.5)%
Total Cash Paid for Growth and Recurring Capital Expenditures	**$1,173,968**	**$962,294**	**22.0 %**

investors.ironmountain.com Q3 2024 Supplemental Financial Information 25

Non-GAAP Measures and Definitions Non-GAAP measures are supplemental metrics designed to enhance our disclosures and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). SRP FLS Statement: We have made statements in this Supplemental Financial Information that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, "projects", “pursue”, “will” or similar expressions, we are making forward- looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes (“REIT”); (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this Supplemental Financial Information. Acquisition and Integration Costs: We define Acquisition and Integration Costs as operating expenditures directly associated with the closing and integration activities of our business acquisitions that have closed, or are highly probable of closing, and include (i) advisory, legal and professional fees to complete business acquisitions and (ii) costs to integrate acquired businesses into our existing operations, including move, severance, and system integration costs. Adjusted Earnings Per Share, or Adjusted EPS: We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Tax impact of reconciling items and discrete tax items; and (viii) Amortization related to the write-off of certain customer relationship intangible assets. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Non-Cash Amortization of Derivative Instruments: Includes amortization on instruments such as cross-currency swap agreements designated as a hedge of net investment. Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; and (vi) Intangible impairments. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Funds From Operations, FFO (Nareit), and FFO (Normalized): Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles (“FFO (Nareit)”). We calculate our FFO measures, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the Section X - Appendix and Definitions investors.ironmountain.com Q3 2024 Supplemental Financial Information 26

cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; (viii) Tax impact of reconciling items and discrete tax items; (ix) Intangible impairments; and (x) (Income) loss from discontinued operations, net of tax. FFO (Normalized) per share: FFO (Normalized) divided by weighted-average fully-diluted shares outstanding. Adjusted Funds From Operations, or AFFO: We define adjusted funds from operations or AFFO as FFO (Normalized) (1) excluding (i) non-cash rent expense (income); (ii) depreciation on non-real estate assets; (iii) amortization expense associated with customer and supplier relationship value, intake costs, acquisition of customer and supplier relationships, capitalized commissions and other intangibles; (iv) amortization of deferred financing costs and debt discount/ premium; (v) revenue reduction associated with amortization of customer inducements and above- and below-market data center leases; and (vi) the impact of reconciling to normalized cash taxes; and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). AFFO per share: Calculated as AFFO divided by weighted-average fully-diluted shares outstanding. Terminations/Permanent Withdrawal Fees: Revenue from the preparation, documentation, and permanent withdrawal of records. Business Segments: The Global Records and Information Management ("Global RIM"): Records Management, stores physical records and provides information services, vital records services, courier operations, and the collection, handling and disposal of sensitive documents ("Records Management") for customers in 60 countries around the globe. Data Management, provides storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations, server and computer backup services and related services offerings ("Data Management"). Global Digital Solutions, develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers’ information, including the management of physical records, conversion of documents to digital formats and digital storage of information ("Global Digital Solutions"). Secure Shredding, includes the scheduled pick-up of office records that customers accumulate in specially designed secure containers we provide and is a natural extension of our hardcopy records management operations, completing the lifecycle of a record. Through a combination of shredding facilities and mobile shredding units consisting of custom built trucks, we are able to offer secure shredding services to our customers. Entertainment Services, entertainment and media services which help industry clients store, safeguard and deliver physical media of all types, and provides digital content repository systems that house, distribute, and archive key media assets ("Entertainment Services"). Consumer Storage, provides on-demand, valet storage for consumers ("Consumer Storage") utilizing data analytics and machine learning to provide effective customer acquisition and a convenient and seamless consumer storage experience. Global Data Center Business: Provides enterprise-class data center facilities and hyperscale-ready capacity to protect mission-critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure, reliable and flexible data center options. Corporate and Other: Consists primarily of our Fine Arts and asset lifecycle management ("ALM") businesses and other corporate items (Corporate and Other). Our Fine Arts business provides technical expertise in the handling, installation and storing of art. Our ALM business provides hyperscale and corporate IT infrastructure managers with services and solutions that enable the decommissioning, data erasure processing and disposition or sale of IT hardware and component assets. ALM services are enabled by: secure logistics, chain of custody and complete asset traceability practices, environmentally-responsible asset processing and recycling, and data sanitization and asset refurbishment services that enable value recovery through asset remarketing. In addition, ALM also offers workplace IT asset management services including storage, configuration, deployment, device support and end-of-life disposition for employee IT devices. Our ALM service focus on protecting and eradicating customer data while maintaining strong, auditable, and transparent chain of custody practices. Corporate and Other includes costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. Section X - Appendix and Definitions investors.ironmountain.com Q3 2024 Supplemental Financial Information 27

Capital Expenditures and Investments: Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally discretionary in nature. We categorize our capital expenditures as follows: Growth Investment: Data Center - Expenditures primarily related to investments in the construction of data center facilities (including the acquisition of land), as well as investments to drive revenue growth, expand capacity or achieve operational or cost efficiencies. Real Estate - Expenditures primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures to grow our revenues, extend the useful life of an asset or achieve operational or cost efficiencies. Innovation and Other - Discretionary capital expenditures for significant new products and services as well as computer hardware and software to support new products and services or to achieve operational or cost efficiencies. Integration costs of acquisitions are also included. Recurring: Data Center - Expenditures related to the replacement of equivalent components and overall maintenance of existing data center assets. Real Estate - Expenditures primarily related to the replacement of components of real estate assets such as buildings, building improvements, leasehold improvements and racking structures. Non-Real Estate - Expenditures primarily related to the replacement of containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets that support the maintenance of existing revenues or avoidance of an increase in costs. Constant Currency: Adjusts results to normalize Fx impacts across comparable periods. Data Center Business Definitions: Leaseable MW - Represents the amount of critical power capacity available for customer use, measured in megawatts (MW). Monthly Recurring Revenue (MRR) - Defined as recurring contractual revenue under existing commenced customer leases, including rent, power, and other recurring data center services. Pre-leased - A lease on data center capacity that is signed before construction has completed. Pre-Stabilized - A building recently placed in service which has not yet reached 85% leased or 24 months in service. Rental Churn Rate - Represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the MRR terminated in the period, compared with total MRR at the beginning of the period. TCV - “Total Contract Value” represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges. Total potential MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts. WALE - “Weighted Average Lease Expiry” (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements. EBITDAR: Calculated as the last 12 months' earnings before interest, taxes, depreciation and amortization and rent expense (“EBITDAR”) of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement, subject to certain adjustments and exclusions, which make the calculation of financial performance for purposes of EBITDAR calculations not directly comparable to our presentation of Adjusted EBITDA. Credit Facility Fixed Charge Coverage Ratio: Calculated as last twelve months EBITDAR divided by scheduled amortization, interest expense related to outstanding debt and preferred equity, if any, and rent expenses. Net Lease-Adjusted Leverage Ratio: Calculated as net debt, including the capitalized value of lease obligations, plus six times rent expenses divided by EBITDAR. Organic Revenue Growth: Our organic revenue growth rate, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rates includes the impact of acquisitions of customer relationships. Records Management Retention Rate: Calculated as one minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Storage Rev/NOI per Sq. Ft.: Calculated as either storage revenue or Storage NOI (as defined below) divided by the quarterly building square foot average for storage products. Section X - Appendix and Definitions investors.ironmountain.com Q3 2024 Supplemental Financial Information 28

Service Profit and Margin: The Gross Profit and Margin attributable to the global service business. Calculated as follows: Total Revenues from Adjusted Service Activities - Service Cost of Sales = Service Gross Profit ($) / Total Revenues from Adjusted Service Activities = Service Gross Margin (%) Storage Net Operating Income, or Storage NOI: Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Storage Profit and Margin: Gross Profit and Margin attributable to the global storage business. Calculated as follows: Total Revenue from Adjusted Storage Rental Activities - Storage Rental Cost of Sales = Storage Rental Gross Profit ($) / Total Revenue from Adjusted Storage Rental Activities = Storage Rental Gross Margin (%) Tax Rates: Effective Tax Rate - GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate - Estimated tax rate for the full fiscal year calculated based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Storage Volume: Iron Mountain’s comprehensive portfolio of physical storage, including Global RIM and Corporate and Other, calculated on an absolute basis in cubic feet. Section X - Appendix and Definitions investors.ironmountain.com Q3 2024 Supplemental Financial Information 29